Exhibit 4.1


                                   CONFORMED

                                CENTURYTEL, INC.
                                      and
                      COMPUTERSHARE INVESTOR SERVICES, LLC
                                  Rights Agent


                                 Amendment No. 2
                                      to
                                Rights Agreement


                                  June 30, 2000


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         This Amendment No. 2 (this "Amendment") to the Rights Agreement, dated as of August 27, 1996, as amended (the "Rights Agreement"), by and between CenturyTel, Inc. (formerly named Century Telephone Enterprises, Inc.), a Louisiana corporation (the "Company"), and Computershare Investor Services, LLC (as successor-in-interest to Society National Bank and Harris Trust and Savings
Bank), acting as Rights Agent hereunder (the "Rights Agent"), is dated and effective as of June 30, 2000. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Rights Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Rights Agent may amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

         WHEREAS, Computershare Investor Services, LLC succeeded to the stock transfer and corporate trust businesses of the prior Rights Agent, Harris Trust and Savings Bank, as of June 30, 2000, and wishes to confirm that it has succeeded to and assumed all of the rights, interests and obligations of the Rights Agent under the Rights Agreement;

         WHEREAS, the Company desires to amend Section 21 of the Rights Agreement to clarify which entities are eligible to act as a successor Rights Agent under the Rights Agreement;

         WHEREAS, all acts necessary to make this Amendment a valid agreement according to its terms have been validly performed; and

         WHEREAS, the execution and delivery of this Amendment by the Company and the Rights Agent have been or will be duly authorized by the Company and the Rights Agent;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

         1. The Rights Agreement is hereby amended by revising the fifth sentence of Section 21 thereof, such that Section 21 of the Rights Agreement, as so amended, shall hereafter read in its entirety as follows:


                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preference Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preference Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificates for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, trust company, banking association or limited liability company (or similar form of entity under the laws of any state of the United States or a foreign jurisdiction) authorized to conduct business under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $20,000,000 or (b) an Affiliate controlled by a corporation, trust company, banking association or limited liability company described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preference Shares, and, after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         2. The Rights Agreement is hereby amended by replacing the address of the Rights Agent set forth in Section 26 of the Rights Agreement with the following address:

                        Computershare Investor Services, LLC
                        1601 Elm Street, Suite 4340
                        Thanksgiving Tower
                        Dallas, Texas 75201
                        Attention:  Shareholder Services

         3. This Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to contracts made and to be performed entirely within such State.

         4. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute one and the same instrument.

         5. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any other way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. The undersigned Rights Agent acknowledges that it has succeeded to and assumed all of the rights, interests and obligations of the Rights Agent specified in the Rights Agreement in accordance with Section 19 of the Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed and delivered, effective as of the day and year first above written.


ATTEST:                                    CENTURYTEL, INC.
       /s/ Kathy Tettleton                 By: /s/ Glen F. Post, III
       --------------------                    ---------------------------
                                                   Glen F. Post, III
                                                   Vice Chairman, President and
                                                   Chief Executive Officer

ATTEST:                                    COMPUTERSHARE INVESTOR SERVICES, LLC
       /s/ Rozlynn Orr                     By: /s/ Mark Asbury
       --------------------                    ----------------------------
                                                   Mark Asbury
                                                   Vice President